For:	Bulldog Technologies Inc.

Contact:	Todd Fromer/Michael Cimini

KCSA Worldwide

(212) 896-1215 / (212) 896-1233

tfromer@kcsa.com / mcimini@kcsa.com

Bulldog Technologies Retains KCSA Worldwide

As Investor Relations Counsel

RICHMOND, British Columbia, May 19, 2005 – Bulldog Technologies, Inc. (OTCBB: BLLD), a leading provider of wireless sensor networks and solutions that monitor, track and secure assets in the supply chain, announced today that it has retained KCSA Worldwide to provide investor relations services for the Company.

Commenting on the appointment, John Cockburn, President and Chief Executive Officer of Bulldog Technologies, said, “This is a critical time for our Company. As an emerging provider of innovative wireless cargo security solutions, we are poised for significant growth. We anticipate the rapid deployment of our BOSS™ product line throughout 2005 and recognize the importance of proactively communicating to investors our strategic plan for long-term success. We look forward to working with KCSA Worldwide to increase our visibility within the financial community and enhance shareholder value.”

Todd Fromer, Managing Partner of KCSA Worldwide, stated, “We are excited to work with Bulldog Technologies. The company’s unique products present a compelling story and management has expressed a strong commitment to its shareholders. We look forward to effectively supporting Bulldog’s communications initiatives as the Company begins to rollout its advanced online security solution devices.”

About Bulldog Technologies

Bulldog Technologies Inc. is a leading provider of wireless sensor networks and solutions.  The Company researches, develops, and manufactures real-time, comprehensive monitoring, intrusion detection, covert asset recovery and tracking BOSS™ (Bulldog Online Security Solution) devices and solutions for use in the supply chain, focusing on the cargo transportation and storage industry.

Bulldog's solutions allow dispatchers, security personnel, law enforcement and loss prevention professionals, emergency response teams and cargo transport drivers to monitor, track and secure valuable cargo during the transport, storage and delivery supply chain process.

For further information, visit Bulldog on the Web at http://www.bulldog-tech.com.

About KCSA Worldwide

KCSA Public Relations Worldwide is a leading public and investor relations firm with practice areas in public relations, investor relations, corporate and marketing communications, and design and graphics. KCSA is the U.S. partner of European Communication Partners, a network of public relations firms in EEC countries and Canada, and the U.S. member of IR Asia-Pacific Ltd., the world’s first network of independent investor relations consultancies. The firm has strategic alliances in Australia, Israel, Russia and South America.

For further information, visit KCSA Worldwide on the Web at http://www.kcsa.com.

SAFE HARBOR STATEMENT: This news release contains “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. “Forward- looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “future”, “plan” or “planned”, “will” or “should”, “expected”, “anticipates“, “draft”, “eventually” or “projected”. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events or results to differ materially from those projected in the forward-looking statements, including the risks that our products may not achieve customer acceptance or that they will not perform as expected, that customer trials will not lead to future sales, and other risks identified in our annual report on Form 10-K and other filings with the SEC. You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof and DVS undertakes no obligation to update such statements.